Exhibit 11

                           Liberty Technologies, Inc.
                         Earnings Per Share Calculation

                                                        Three Months Ended                  Nine Months Ended
                                                           September 30,                      September 30,
                                                  -----------------------------       -----------------------------
                                                      1997              1996              1997              1996
                                                  -----------       -----------       -----------       -----------
Loss from continuing operations                   $(1,060,000)      $(1,636,000)      $(1,601,000)      $(2,512,000)
Income (loss) from discontinued operations,
  net of tax                                          (65,000)          (31,000)          456,000           819,000
                                                  -----------       -----------       -----------       -----------
Net loss                                          $(1,125,000)      $(1,667,000)      $(1,145,000)      $(1,693,000)
                                                  ===========       ===========       ===========       ===========

Weighted average shares outstanding, used
  in computing earnings (loss) per share            5,010,339         4,978,156         5,003,325         4,968,572
                                                  -----------       -----------       -----------       -----------


Net income (loss) per share of common stock:
  Continuing operations                           $     (0.21)      $     (0.33)      $     (0.32)      $     (0.50)
  Discontinued operations                               (0.01)               --              0.09              0.16
                                                  -----------       -----------       -----------       -----------
Loss per share (primary and fully diluted)        $     (0.22)      $     (0.33)      $     (0.23)      $     (0.34)
                                                  ===========       ===========       ===========       ===========


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